Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2012 FIRST QUARTER RESULTS

DENVER, COLORADO, Thursday, May 3, 2012. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended March 31, 2012.

2012 First Quarter Highlights and Comparisons to 2011 First Quarter

•	Net income of $2.3 million, or $0.04 per diluted share, vs. net loss of $19.9 million, or $0.43 per diluted share

•	Net new orders of 1,063, up 51%

•	Backlog of 1,487 homes, up 50%

•	Home sale revenues of $184.7 million, up 13%

•	619 homes closed, up 12%

•	Homebuilding SG&A expenses of $34.1 million, a decrease of $13.5 million, or 28%

•	G&A expense included $3.8 million in litigation recoveries

•	SG&A as a percentage of home sale revenues of 18.5%, a 1,070 basis point improvement

•	Interest expense of $0.8 million, a $7.9 million decrease

•	Unrestricted cash and investments of $816 million, which exceeded total homebuilding debt by $72 million

Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “I am pleased to announce our first pretax profit since the 2006 third quarter. This achievement represents the significant progress we have made over the last several quarters in implementing our initiatives to streamline our business, improve our sales, reduce our overhead and cut our capital costs. As a result of these efforts, we have reduced our homebuilding SG&A expenses by over $13 million as compared to the 2011 first quarter and cut our interest expense by nearly $8 million during that same period.”

Mr. Mizel continued, “We recorded our strongest first quarter order level in four years, with net orders up 51% year-over-year to 1,063 homes. The improvement in orders reflects the general improvement in the housing market, the impact of successful changes we have implemented with our sales processes and product offerings, and a reduction in our cancellation rate.”

Mr. Mizel concluded, “We are encouraged by our first quarter results and believe that the recent improvement in sales demand, our ongoing efforts to reduce overhead, and our focus on improving gross margins, coupled with our strong balance sheet and liquidity, will help us pursue our goal of reaching profitability in 2012.”

M.D.C. HOLDINGS, INC.

For the 2012 first quarter, the Company reported net income of $2.3 million, or $0.04 per diluted share, compared to a net loss of $19.9 million, or $0.43 per diluted share for the year earlier period. The improvement in quarterly performance was driven primarily by a 13% increase in home sale revenues, a $13.5 million decrease in our homebuilding selling, general and administrative expenses, and a $7.9 million decrease in interest expense.

Homebuilding

Home sale revenues for the 2012 first quarter increased 13% to $184.7 million compared to $163.4 million for the prior year period. The increase in revenues resulted primarily from a 12% increase in homes closed to 619 homes as compared to 554 in the prior year. The Company’s average selling price for homes closed was up in most of its markets. However, on a consolidated basis, it was essentially flat at $298,300 for the 2012 first quarter due to a mix shift in closings.

Gross margin from home sales for the 2012 first quarter was 14.1% versus 13.5% for the year earlier period and 14.6% for the 2011 fourth quarter. The 2011 first quarter included $0.3 million in inventory impairments and a $0.4 million benefit related to a warranty accrual reduction, while the 2012 first quarter did not include any inventory impairments or warranty accrual adjustments and the 2011 fourth quarter included $0.8 million in inventory impairments and a $2.3 million benefit related to a warranty accrual reduction.

Excluding inventory impairments, warranty accrual adjustments and previously capitalized interest in cost of sales, adjusted gross margin from home sales was 16.7%* for the 2012 first quarter, higher than the 16.0%* for the 2011 first quarter and relatively flat compared to 16.8%* for the 2011 fourth quarter. The 70 basis point year-over-year improvement in the Company’s adjusted gross margin from home sales was driven by closing a significantly higher percentage of homes started with buyers under contract, which historically have been more profitable than homes started without a buyer under contract.

The Company’s 2012 first quarter homebuilding selling, general and administrative (“SG&A”) expenses (includes Corporate general and administrative expenses) decreased 28% to $34.1 million, compared to $47.7 million for 2011 first quarter. The primary factors contributing to the decrease in SG&A expenses were a $7.0 million reduction in compensation-related expenses and $3.8 million in legal recoveries. SG&A expenses included $0.9 million in restructuring charges related to employee severance costs incurred in connection with further adjusting the size of the Company’s workforce.

Net new orders for the 2012 first quarter increased 51% to 1,063 homes, compared to 705 homes during the same period in 2011. The Company’s monthly sales absorption rate for the 2012 first quarter was 1.9 per community, compared to 1.5 per community for the 2011 first quarter and 0.9 per community for the 2011 fourth quarter. The Company’s cancellation rate for the 2012 first quarter was 21% versus 32% in the prior year first quarter and 43% in the 2011 fourth quarter.

M.D.C. HOLDINGS, INC.

The Company ended the 2012 first quarter with 1,487 homes in backlog, its highest backlog level since the 2008 second quarter, with an estimated sales value of $477 million, compared with a backlog of 993 homes with an estimated sales value of $312 million at March 31, 2011.

Financial Services

Income before taxes from our financial services segment for the 2012 first quarter was $4.9 million, compared to $1.8 million for the 2011 first quarter. The increase in pretax income primarily reflected a $2.3 million increase in our mortgage operations pretax income from $1.0 million in the 2011 first quarter to $3.3 million for the 2012 first quarter. The improvement in our mortgage profitability was driven largely by a $1.2 million increase in the gains on sales of mortgage loans due to favorable mortgage market conditions, a decrease in the level of special financing programs that we offered our homebuyers, combined with a $0.6 million decrease in our loan loss reserve and a $0.6 million reduction in other overhead expenses.

Change in Financial Presentation

For the 2012 first quarter, we changed the presentation of our financial statements to provide enhanced disclosure on our homebuilding and financial services segments. Certain items were reclassified to conform to current period presentation.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 homebuyers. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance (720) 977-3431 bob.martin@mdch.com

*	Please see “Reconciliation of Non-GAAP Financial Measures” on page 12.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$184,678	$163,383
Land sale revenues	1,590	204

Total home sale and land revenues	186,268	163,587

Home cost of sales	(158,654)	(140,981)
Land cost of sales	(1,490)	(17)
Inventory impairments	—	(279)

Total cost of sales	(160,144)	(141,277)

Gross margin	26,124	22,310

Selling, general and administrative expenses	(34,124)	(47,654)
Interest income	5,913	6,488
Interest expense	(808)	(8,667)
Other income (expense)	158	2,039

Homebuilding pretax loss	(2,737)	(25,484)

Financial Services:
Revenues	7,720	5,703
Expenses	(2,858)	(3,923)

Financial services pretax income	4,862	1,780

Income (loss) before income taxes	2,125	(23,704)
Benefit (provision) for income taxes	140	3,825

Net income (loss)	$2,265	$(19,879)

Other comprehensive income (loss):
Unrealized gain related to available-for-sale securities	6,548	3,303

Comprehensive income (loss)	$8,813	$(16,576)

Earnings (loss) per share:
Basic	$0.04	$(0.43)
Diluted	$0.04	$(0.43)
Weighted Average Common Shares Outstanding:
Basic	47,311,840	46,716,562
Diluted	47,575,470	46,716,562
Dividends declared per share	$0.25	$0.25

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	March 31, 2012	December 31, 2011

	(Dollars in thousands, except per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$263,303	$316,418
Marketable securities	494,277	485,434
Restricted cash	1,080	667
Trade and other receivables	34,059	21,593
Inventories:
Housing completed or under construction	346,665	300,714
Land and land under development	488,442	505,338
Property and equipment, net	35,373	36,277
Deferred tax asset, net of valuation allowance of $277,185 and $281,178 at March 31, 2012 and December 31, 2011, respectively	—	—
Prepaid expenses and other assets	46,310	50,423

Total homebuilding assets	1,709,509	1,716,864
Financial Services:
Cash and cash equivalents	22,436	26,943
Marketable securities	35,955	34,509
Mortgage loans held-for-sale, net	54,990	78,335
Prepaid expenses and other assets	2,681	2,074

Total financial services assets	116,062	141,861

Total Assets	$1,825,571	$1,858,725

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$33,416	$25,645
Accrued liabilities	104,605	119,188
Senior notes, net	744,288	744,108

Total homebuilding liabilities	882,309	888,941
Financial Services:
Accounts payable and accrued liabilities	49,356	52,446
Mortgage repurchase facility	25,840	48,702

Total financial services liabilities	75,196	101,148

Total liabilities	957,505	990,089

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,043,634 and 47,981,404 issued and outstanding, respectively, at March 31, 2012 and 48,017,108 and 47,957,196 issued and outstanding, respectively, at December 31, 2011	480	480
Additional paid-in-capital	865,739	863,128
Retained earnings	3,198	12,927
Accumulated other comprehensive income (loss)	(692)	(7,240)
Treasury stock, at cost; 62,230 shares at March 31, 2012 and 59,912, respectively, at December 31, 2011	(659)	(659)

Total Stockholders’ Equity	868,066	868,636

Total Liabilities and Stockholders’ Equity	$1,825,571	$1,858,725

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income (loss)	$2,265	$(19,879)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,611	3,121
Depreciation and amortization	1,307	1,590
Inventory impairments and write-offs of land option deposits	82	1,061
Amortization of (premium) discount on marketable debt securities	(152)	436
Net changes in assets and liabilities:
Restricted cash	(413)	1
Trade and other receivables	(11,062)	(782)
Mortgage loans held-for-sale	23,345	27,417
Housing completed or under construction	(45,875)	26,972
Land and land under development	17,000	(73,507)
Prepaid expenses and other assets	3,394	844
Accounts payable	7,792	(11,845)
Accrued liabilities	(19,107)	(13,130)

Net cash provided by (used in) operating activities	(18,813)	(57,701)

Investing Activities:
Purchase of marketable securities	(185,610)	(75,426)
Sale of marketable securities	182,021	74,950
Purchase of property and equipment	(364)	(483)
Purchases of held-to-maturity debt securities	—	(40,000)
Maturities of held-to-maturity debt securities	—	146,000

Net cash provided by (used in) investing activities	(3,953)	105,041

Financing Activities:
Payments on mortgage repurchase facility	(53,625)	(25,434)
Advances on mortgage repurchase facility	30,763	6,736
Dividend payments	(11,994)	(11,824)

Net cash provided by (used in) financing activities	(34,856)	(30,522)

Net increase (decrease) in cash and cash equivalents	(57,622)	16,818
Cash and cash equivalents:
Beginning of period	343,361	572,225

End of period	$285,739	$589,043

M.D.C. HOLDINGS, INC.

Selected Financial Data

	Three Months Ended March 31,		Change
	2012	2011	Amount	%
	(Dollars in thousands)
HOMEBUILDING
Selling, general and administrative expenses (“SG&A”):
Marketing	$7,500	$9,833	$(2,333)	-24%
Commissions	6,358	5,767	591	10%
General and administrative expenses	20,266	32,054	(11,788)	-37%

Total SG&A	$34,124	$47,654	$(13,530)	-28%

SG&A as a % of home sale revenues	18.5%	29.2%	-10.7%	N/A
Capitalization of interest:
Interest incurred	$10,563	$18,186	$(7,623)	-42%

Interest capitalized, beginning of period	$58,742	$38,446	$20,296	53%
Interest capitalized during period	9,785	9,519	266	3%
Less: Previously capitalized interest included in home cost of sales	(4,894)	(4,203)	(691)	16%

Interest capitalized, end of period	$63,633	$43,762	$19,871	45%

FINANCIAL SERVICES
Financial services revenues:
Gains on sales of mortgage loans and broker origination fees, net	$5,456	$4,323	$1,133	26%
Insurance revenue	1,893	988	905	92%
Title and other revenue	371	392	(21)	-5%

Total financial services revenue	$7,720	$5,703	$2,017	35%

Total originations (including transfer loans):
Loans	410	421	(11)	-3%
Principal	$112,680	$116,099	$(3,419)	-3%
Capture Rate	64%	76%	-12%	N/A
Loans sold to third parties:
Loans	498	521	-23	-4%
Principal	$134,891	$143,274	$(8,383)	-6%
Mortgage loan origination product mix:
FHA loans	34%	43%	-9%	N/A
Other government loans (VA & USDA)	29%	27%	2%	N/A

Total government loans	63%	70%	-7%	N/A
Conventional loans	37%	30%	7%	N/A
Jumbo loans	0%	0%	0%	N/A

	100%	100%	0%	N/A

Loan type:
Fixed rate	97%	97%	0%	N/A
ARM	3%	3%	0%	N/A
Credit quality:
Average FICO Score	733	735	(2)	-0.3%
Other data:
Average Combined LTV ratio	90%	91%	-1%	N/A
Full documentation loans	100%	100%	0%	N/A
Non-full documentation loans	0%	0%	0%	N/A

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

	Three Months
	Ended March 31,		Change
	2012	2011	Amount	%
Homes closed:
Arizona	88	77	11	14%
California	55	48	7	15%
Nevada	106	66	40	61%
Washington	44	—	44	N/A

West	293	191	102	53%

Colorado	125	166	(41)	-25%
Utah	52	54	(2)	-4%

Mountain	177	220	(43)	-20%

Maryland	44	57	(13)	-23%
Virginia	59	43	16	37%

East	103	100	3	3%

Florida	46	43	3	7%
Illinois	—	—	—	N/A

Other Homebuilding	46	43	3	7%

Total	619	554	65	12%

	Three Months
	Ended March 31,		Change
	2012	2011	Amount	%
	(Dollars in thousands)
Average selling price:
Arizona	$205.7	$180.0	$25.7	14%
California	328.9	317.3	11.6	4%
Nevada	205.7	201.5	4.2	2%
Washington	272.9	N/A	N/A	N/A
Colorado	362.5	336.8	25.7	8%
Utah	273.2	274.9	(1.7)	-1%
Maryland	429.6	428.4	1.2	0%
Virginia	446.2	430.0	16.2	4%
Florida	243.4	229.0	14.4	6%
Illinois	N/A	N/A	N/A	N/A

Company Average	$298.3	$294.9	$3.4	1%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

	Three Months
	Ended March 31,		Change
	2012	2011	Amount	%
	(Dollars in thousands)
Net new orders:
Arizona	187	122	65	53%
California	121	77	44	57%
Nevada	166	88	78	89%
Washington	76	—	76	N/A

West	550	287	263	92%

Colorado	235	181	54	30%
Utah	68	67	1	1%

Mountain	303	248	55	22%

Maryland	83	46	37	80%
Virginia	90	68	22	32%

East	173	114	59	52%

Florida	36	51	(15)	-29%
Illinois	1	5	(4)	-80%

Other	37	56	(19)	-34%

Total	1,063	705	358	51%

Estimated Value of Orders for Homes, net	$322,000	$205,000	$117,000	57%
Estimated Average Selling Price of Orders for Homes, net	$302.9	$290.8	$12.1	4%

	March 31,		Change
	2012	2011	Amount	%
Active Subdivisions:
Arizona	22	29	(7)	-24%
California	18	16	2	13%
Nevada	20	19	1	5%
Washington	11	—	11	N/A

West	71	64	7	11%

Colorado	48	42	6	14%
Utah	17	18	(1)	-6%

Mountain	65	60	5	8%

Maryland	18	14	4	29%
Virginia	16	10	6	60%

East	34	24	10	42%

Florida	16	13	3	23%
Illinois	—	1	(1)	-100%

Other Homebuilding	16	14	2	14%

Total	186	162	24	15%

Average for quarter ended	187	155	32	21%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

	March 31,
	2012		2011		% Change
	Homes	$ Value	Homes	$ Value	Homes	$ Value
	(Dollars in thousands)
Backlog:
Arizona	227	$49,000	129	$25,100	76%	95%
California	184	61,700	108	33,400	70%	85%
Nevada	216	42,500	98	19,900	120%	114%
Washington	86	25,900	—	—	N/A	N/A

West	713	179,100	335	78,400	113%	128%

Colorado	343	127,100	288	99,500	19%	28%
Utah	84	23,700	82	22,600	2%	5%

Mountain	427	150,800	370	122,100	15%	24%

Maryland	152	64,100	115	51,200	32%	25%
Virginia	134	67,100	95	41,100	41%	63%

East	286	131,200	210	92,300	36%	42%

Florida	60	15,700	72	17,500	-17%	-10%
Illinois	1	200	6	1,700	-83%	-88%

Other Homebuilding	61	15,900	78	19,200	-22%	-17%

Total	1,487	$477,000	993	$312,000	50%	53%

Estimated average selling price of homes in backlog		$320.8		$314.2		2%

	March 31,		Change
	2012	2011	Amount	%
Homes started:
Unsold Started Homes - Completed	147	67	80	119%
Unsold Started Homes - Frame	222	570	(348)	-61%
Unsold Started Homes - Foundation	158	37	121	327%

Total Unsold Started Homes	527	674	(147)	-22%
Sold Homes Started	872	641	231	36%
Model Homes	236	246	(10)	-4%

Total homes started	1,635	1,561	74	5%

	March 31, 2012			March 31, 2011
	Owned	Optioned	Total	Owned	Optioned	Total
Lots owned and optioned:
Arizona	684	118	802	1,219	241	1,460
California	1,065	—	1,065	1,499	17	1,516
Nevada	778	75	853	1,087	724	1,811
Washington	305	97	402	—	—	—

West	2,832	290	3,122	3,805	982	4,787
Colorado	2,768	363	3,131	2,985	845	3,830
Utah	451	—	451	619	369	988

Mountain	3,219	363	3,582	3,604	1,214	4,818
Maryland	520	400	920	339	822	1,161
Virginia	516	156	672	599	128	727

East	1,036	556	1,592	938	950	1,888
Florida	197	255	452	232	606	838
Illinois	123	—	123	128	—	128

Other	320	255	575	360	606	966

Total	7,407	1,464	8,871	8,707	3,752	12,459

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

Adjusted gross margin from home sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that inventory impairments, warranty adjustments and interest have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
	March 31, 2012	Gross Margin %	December 31, 2011	Gross Margin %	March 31, 2011	Gross Margin %
	(Dollars in thousands)
Gross Margin	$26,124	14.0%	$33,827	14.1%	$22,310	13.6%
Less: Land Sales Revenue	(1,590)		(8,360)		(204)
Add: Land Cost of Sales	1,490		8,314		17

Gross Margin from Home Sales	$26,024	14.1%	$33,781	14.6%	$22,123	13.5%
Add: Inventory Impairments	—		811		279
Add: Interest in Cost of Sales	4,895		6,355		4,203
Less: Warranty Adjustments	—		(2,251)		(431)

Adjusted gross margin from home sales	$30,919	16.7%	$38,696	16.8%	$26,174	16.0%